EX-99.(14)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-14 (hereafter referred to as the “Registration Statement”) of AIM Variable Insurance Funds (Invesco Variable Insurance Funds) of our reports dated February 18, 2020, relating to the financial statements and financial highlights, which appear in Invesco V.I. Value Opportunities Fund, Invesco V.I. American Value Fund, Invesco V.I. Managed Volatility Fund and Invesco V.I. Equity and Income Fund’s Annual Reports on Form N-CSR for the year ended December 31, 2019.

/s/PricewaterhouseCoopers LLP
December 3, 2020